Exhibit 5.1

Mourant Ozannes 5th Floor Waters Edge Building Meridian Plaza Road Town Tortola, British Virgin Islands T +1 284 852 1700 F +1 284 852 1799

MaxsMaking Inc. 2/F, Palm Grove House P.O. Box 3340 Road Town, Tortola British Virgin Islands (the Addressee)

Date | 13 November 2024

Our ref | 8059829/251850046/4

Dear Addressee

MaxsMaking Inc. (the Company)

We have acted as the Company’s British Virgin Islands legal advisers in connection with the registration statement on Form F-1 (the Registration Statement) which will be filed with the US Securities and Exchange Commission (the SEC) under the US Securities Act of 1933, as amended (the Securities Act) around the date of this opinion.

The Registration Statement relates to the initial public offering and sale by the Company (the Public Offering) of up to 2,000,000 A shares of par value $0.01 each in the Company (or up to 2,300,0000 A shares of par value $0.01 each in the Company (in aggregate), if the Underwriters (defined below) exercise their over-allotment option under the Registration Statement in full) (the IPO Shares).

The Company has asked us to provide this opinion in connection with the Registration Statement and the Public Offering.

1.	Documents, searches and definitions

1.1	We have reviewed a copy of each of the following documents for the purposes of this opinion:

(a)	the Registration Statement;

(b)	the underwriting agreement to be made between the Company and Joseph Stone Capital, LLC (as representative to the Underwriters) with respect to the IPO Shares in the Public Offering;

(c)	the Company’s certificate(s) of incorporation (the Certificate of Incorporation) and memorandum and articles of association (the M&A) obtained from the Company Search;

(d)	the resolutions in writing of the directors of the Company passed on 5 February, 2024 (the Director Resolutions);

Mourant Ozannes is a British Virgin Islands partnership

mourant.com

(e)	a certificate of the Company’s registered agent dated 4 November, 2024 (the Registered Agent’s Certificate);

(f)	a copy of the Company’s register of directors (the Register of Directors) and register of members (the Register of Members) which are attached to the Registered Agent’s Certificate; and

(g)	a certificate of good standing for the Company dated 12 November, 2024 issued by the Registrar (the Certificate of Good Standing).

1.2	We have carried out the following searches (together, the Searches) in relation to the Company:

(a)	a search of the records maintained by the Registrar that were on file and available for public inspection at 9am on 12 November, 2024 (the Company Search); and

(b)	a search of the records of proceedings in the BVI Courts (defined below) available for public inspection contained in the judicial enforcement management system (the electronic register of proceedings) maintained at the registry of the High Court of Justice of the Virgin Islands (the High Court) at 9am on 12 November, 2024 (the High Court Search).

1.3	In this opinion:

(a)	agreement includes an agreement, deed or other instrument;

(b)	BVI means the territory of the British Virgin Islands;

(c)	BVI Courts means the Eastern Caribbean Supreme Court, Court of Appeal (Virgin Islands) and the High Court (Civil and Commercial Divisions), and BVI Court means any of them;

(d)	Companies Act means the BVI Business Companies Act (Revised Edition) 2020;

(e)	Company Records means the Certificate of Incorporation, the M&A, the Register of Directors, the Register of Members, the Certificate of Good Standing and the Registered Agent’s Certificate;

(f)	executed means (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered;

(g)	Insolvency Act means the Insolvency Act, 2003 (as amended);

(h)	non-assessable means, in relation to an IPO Share, that the purchase price for which the Company agreed to issue that IPO Share has been paid in full to the Company and that no further sum is payable to the Company in respect of that IPO Share;

(i)	Prospectus means the prospectus that forms part of the Registration Statement;

(j)	Registrar means the Registrar of Corporate Affairs appointed under the Companies Act;

(k)	signed means that a document has been duly signed or sealed; and

(l)	Underwriters means each of:

(i)	Joseph Stone Capital, LLC (as representative); and

(ii)	those underwriters named in the Underwriting Agreement.

2.	Assumptions

We have assumed (and have not independently verified) that:

2.1	each document examined by us:

(a)	whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

(b)	was (where it was executed after we reviewed it) executed in materially the same form as the last draft of that document examined by us;

2.2	in causing the Company to approve the issuance of the IPO Shares, each director of the Company:

(a)	acted or will act honestly, in good faith and in what the director believed or believes to be the best interests of the Company;

(b)	exercised or will exercise the director’s powers as a director for a proper purpose; and

(c)	exercised or will exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances;

2.3	each director of the Company (and any alternate director) has disclosed or will, prior to the issuance of the IPO Shares, disclose to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement in accordance with the M&A and the Companies Act;

2.4	the Director Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded and any meeting at which those resolutions were passed was duly convened, held and quorate throughout;

2.5	each document examined by us that has been signed by the Company:

(a)	has been signed by the person(s) authorised by the Company to sign it; and

(b)	has been dated and unconditionally delivered by the Company;

2.6	the Registration Statement (including its filing) has been duly filed by the Company with the SEC;

2.7	there are no documents or arrangements to which the Company is party or resolutions of the Company’s directors or shareholders that conflict with, or would be breached by, any term of the Registration Statement, or the performance of its obligations under the Registration Statement, or the issuance of the IPO Shares;

2.8	the Company has executed, or will execute each document and has done, or will do, each other act and thing, that it is required to execute or do under each relevant document in connection with the issuance of the IPO Shares;

2.9	the IPO Shares have been (or will be) issued in accordance with all applicable laws (other than BVI law), the M&A and the terms of the Registration Statement (as applicable);

2.10	the Registration Statement and any required amendment thereto have all become effective under the Securities Act and the Registration Statement and any and all required by applicable laws have been delivered and filed as required by such laws;

2.11	the Company is not insolvent (as defined in the Insolvency Act) and will not become insolvent as a result of executing or performing its obligations under any document relating to the issuance of the IPO Shares (including the Registration Statement) and at any time the Company issues IPO Shares, no steps will have been taken, or resolutions passed, to appoint a liquidator of the Company or a receiver in respect of the Company or any of its assets;

2.12	the Company is not carrying on any financial services business (as defined in the Financial Services Commission Act, 2001 (as amended));

2.13	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.14	in relation to the Searches:

(a)	all public records of the Company we have examined are complete and accurate;

(b)	all filings required to be made in relation to the Company with the Registrar have been made and there was no information which had been filed that did not appear on the records of the Company at the time of the Company Search; and

(c)	the information disclosed by the Searches was at the time of each search, and continues to be, accurate and complete;

2.15	the Company Records were, and remain at the date of this opinion, accurate and complete; and

2.16	no monies paid to or for the account of any party under the Registration Statement, or property received or disposed of by any party in connection with the Registration Statement, or the performance of the transactions contemplated by the Registration Statement, represent or will represent proceeds of criminal conduct (as defined in the Proceeds of Criminal Conduct Act, 1997 (as amended)).

3.	Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

3.1	Status: the Company is registered under the Companies Act, validly exists under the laws of the BVI and, on the date of issue of the Certificate of Good Standing, is of good standing with the Registrar.

3.2	Issuance of IPO Shares: when the issuance of the IPO Shares has been specifically authorised by the Company pursuant to the Director Resolutions and the terms of the issuance and sale of the IPO Shares have been duly established in conformity with M&A and the Director Resolutions, and when (i) the IPO Shares have been issued and delivered as contemplated by the Registration Statement, (ii) the Company has received the agreed consideration for such IPO Shares, and (iii) the name of the respective shareholder is entered in the Company’s register of members, such IPO Shares will be validly issued, fully paid and non-assessable.

3.3	High Court Search: the High Court Search does not show any actions or petitions pending against the Company in the BVI Courts at the time of our search.

3.4	Authorised shares: based solely on our review of the M&A, the Company is authorised to issue an unlimited number of no par value shares of a single class.

3.5	Taxation: The statements under the heading “BVI Taxation” in the Prospectus, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects.

4.	Qualifications and observations

This opinion is subject to the following qualifications and observations.

4.1	This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors.

4.2	Where a director of a BVI company fails, in accordance with the Companies Act, to disclose an interest in a transaction entered into by the company, the transaction is voidable.

4.3	The Company Search will not reveal any document which has not been filed with the Registrar or which was filed but was not registered or did not appear on the Company’s file at the time of the Company Search.

4.4	The High Court Search will not reveal (among other things) if there are any:

(a)	proceedings or appointments that have not been filed or that have been filed but have not been recorded in the High Court’s judicial enforcement management system or that have been filed but did not appear on the High Court’s judicial enforcement management system at the time of the High Court Search;

(b)	proceedings commenced prior to 1 January 2000 if no document has been filed since that date;

(c)	proceedings against the Company that have been threatened but not filed;

(d)	files that have been sealed pursuant to a court order; or

(e)	arbitration proceedings in which the Company is a defendant or respondent.

4.5	The Insolvency Act requires a receiver appointed in respect of a BVI company (or any of its assets) to file a notice of appointment with the Registrar and (if the company is or has been a regulated person (as defined in the Insolvency Act)) with the British Virgin Islands Financial Services Commission. If the receiver fails to do so, the receiver will be guilty of an offence and liable to a fine. This does not, however, invalidate the receiver’s appointment.

4.6	Under the Companies Act, a company is of good standing if the Registrar is satisfied that it:

(a)	is listed on the register of companies maintained by the Registrar;

(b)	has paid to the Registrar all fees, annual fees and penalties due and payable;

(c)	has, where applicable, filed its annual return (as defined in the Companies Act) in accordance with section 98A of the Companies Act or it is not yet due to file its annual return; and

(d)	has filed with the Registrar a copy of its register of directors which is complete (to the satisfaction of the Registrar as to the requisite information relating to each director and is properly filed) or is not yet due to file its register of directors with the Registrar.

5.	Limitations

5.1	This opinion is limited to the matters expressly stated in it and it is given solely in connection with the Registration Statement and the issuance of the IPO Shares.

5.2	For the purposes of this opinion, we have only examined the documents listed in paragraph 1.1 above and carried out the Searches. We have not examined any term or document incorporated by reference (including any agreement), or otherwise referred to, whether in whole or part, in the Registration Statement and we offer no opinion on any such term or document.

5.3	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the BVI or the effect of the Registration Statement under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in the Registration Statement.

5.4	We assume no obligation to advise the Company (or any person we give consent to rely on this opinion) in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion.

6.	Governing law

This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, BVI laws in force on the date of this opinion.

7.	Consent

7.1	Subject to paragraphs 7.2, 7.3 and 7.4 (below), this opinion is only addressed to, and for the benefit of, the Addressee.

7.2	This opinion may only be used in connection with the offer and sale of the IPO Shares while the Registration Statement is effective.

7.3	Purchasers (including their future transferees) of the IPO Shares in the Public Offering are entitled to rely on this opinion.

7.4	We consent to:

(a)	the filing of a copy of this opinion as Exhibit 5.1 and Exhibit 8.1 to the Registration Statement; and

(b)	reference to us being made in the sections of the Prospectus under the headings Our Corporate History and Structure, Risk Factors, Risks Related to Our Business and Industry, Dilution, Enforceability of Civil Liabilities, Taxation, Legal Matters and elsewhere in the Prospectus.

In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the SEC under the Securities Act.

Yours faithfully

/s/ Mourant Ozannes BVI

Mourant Ozannes BVI

Mourant Ozannes (British Virgin Islands)